UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

INTERSECT ENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PROXY STATEMENT SUPPLEMENT

INTERSECT ENT, INC.

1555 Adams Drive

Menlo Park, California 94025

May 6, 2019

To the Stockholders of Intersect ENT, Inc.:

We are providing you with this proxy statement supplement to provide additional information resulting from events that occurred subsequent to the distribution of our proxy statement for our upcoming 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which will be held on June 4, 2019, at 9:00 a.m. local time, at our corporate headquarters located at 1555 Adams Drive, Menlo Park, California 94025.

Departure of Lisa D. Earnhardt

On May 6, 2019, Lisa D. Earnhardt, our President and Chief Executive Officer, informed us that she was resigning as our President and Chief Executive Officer, effective June 5, 2019. Ms. Earnhardt will continue to serve as a member of our Board of Directors.

Appointment of Kieran T. Gallahue as Executive Chairman of the Board and, potentially, Interim President and Chief Executive Officer

Our Board of Directors appointed one of our directors, Kieran T. Gallahue, as our Executive Chairman, effective May 7, 2019. In addition, the Board also took action so that, in the event we have not recruited a new President and Chief Executive Officer by the effective date of Ms. Earnhardt’s resignation, Mr. Gallahue will serve as our Interim President and CEO until we find a replacement for Ms. Earnhardt. Information regarding Mr. Gallahue, including his biography, may be found in the proxy statement.

By Order of the Board of Directors,

/s/ David A. Lehman

David A. Lehman
Secretary

Menlo Park, California

May 6, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on June 4, 2019: The Notice of 2019 Annual Meeting of Stockholders, Proxy Statement for the 2019 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at our website at www.proxyvote.com.